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                                                                   EXHIBIT 23.11

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 (333-36463) of our report dated February 2, 1996, with respect to the financial statements of School Specialty, Inc. for the years ended December 31, 1995 and 1994 (not presented separately in the Registration Statement) which report appears in the Annual Report on Form 10-K/A of U.S. Office Products Company for the year ended April 26, 1997.

                                                  /s/ Ernst & Young LLP
                                                  ----------------------
                                                  ERNST & YOUNG LLP

Milwaukee, Wisconsin
November 18, 1997